THE NOTE, AS AMENDED HEREBY, HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL IN FAVOR OF PAYEE TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

              AMENDMENT NO. 1 TO 10% NON-NEGOTIABLE PROMISSARY NOTE

     This Amendment No. 1, dated as of September 29, 1996, to 10% Non-Negotiable Promissary Note (the "Note") made on September 29, 1995 by Groundwater Recovery Systems, Inc., formerly GRS Acquisition Corp., in favor of George A. Nolan ("Payee"), modifies and amends that certain 10% Non-Negotiable Promissory Note dated September 29, 1995 in the original principal amount of $125,000.00, which amount was subsequently reduced to $80,885.00 pursuant to the terms of the Note, from GRS Acquisition Corp., now known as Groundwater Recovery Systems, Inc. ("Maker"), to Payee. All capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Original Note.

     Maker and Payee hereby agree that the Note shall be amended as follows:

     1. The maturity date of the Note shall be extended to March 31, 1998 (the "Maturity Date").

     2. Quarterly payments of interest only, computed at the rate of 10% per annum on the then outstanding principal balance of the Note, shall be due and payable on December 31, 1996 and on the last day of each calendar quarter thereafter through the Maturity Date.

     3. Obligations of Maker to make payments of principal under the Note, as amended hereby, shall be subject and subordinate to the obligations of Maker under that certain Revolving Credit Agreement, dated June 27, 1996, by and among First Union National Bank, as payee, and Lexicon Environmental Associates, Inc. and Groundwater Recovery Systems, Inc. and Maker hereunder, as borrower.

     4. All terms of the Original Note not amended, deleted or modified hereby shall remain in full force and effect.

                     GROUNDWATER RECOVERY SYSTEMS, INC.

                    By:   /s/ James G. Warburton

                    Name:     James G. Warburton

                    Title:    Vice President



Agreed to and accepted by:

/s/ George A. Nolan
George A. Nolan

               CONSENT OF GUARANTOR AND MODIFICATION OF GUARANTY

     Reference is hereby made to that certain Guaranty by Leak-X Environmental Corporation, a Delaware Corporation ("Guarantor"), dated September 29, 1995 (the "Original Guaranty"), of payment under the terms of that certain 10% Non-Negotiable Promissory Note dated September 29, 1995 in the original principal amount of $125,000.00, as subsequently reduced to $80,885.00 (the "Note"), from Groundwater Recovery Systems, Inc., formerly GRS Acquisition Corp., as maker, in favor of George A. Nolan, as payee, as amended by that certain Amendment No. 1 thereto dated as of September 29, 1996, a copy of which Amendment is attached to this Consent. Guarantor hereby consents to said Amendment No. 1 to the Note and agrees that the Original Guaranty shall Constitute a guaranty of payment under the Note as so amended.

     Except as otherwise expressly provided herein, all terms of the Original Guaranty shall remain in full force and effect.

                    LEAK-X ENVIRONMENTAL CORPORATION

                    By:   /s/ Joyce A. Rizzo

                    Name:     Joyce A. Rizzo

                    Title:    Chief Executive Officer

ATTEST:

By: /s/ Eileen E. Bartoli

Print Name:  Eileen E. Bartoli